AMENDMENT TO TRANSFER AGENCY SERVICES ORDER

By the signatures of their duly authorized representatives below, FIS Investor Services LLC (“FIS”) and MoA Funds Corporation (f/k/a Mutual of America Investment Corporation) (“Client”), intending to be legally bound, agree to all of the provisions of this Amendment with an effective date of February __, 2024 (“Amendment Effective Date”). This Amendment amends the Transfer Agency Services Order between the parties effective June 29, 2020 (the “Order”).

Capitalized terms used herein and not otherwise defined have the meanings given to them in the Order.

1. The parties agree to amend Attachment 2 to the Order as set forth herein.

2. The parties also agree to amend the Order to reflect the removal of Mutual of America Variable Insurance Portfolios Inc. as a Client.

3. All terms of the Order not amended by this Amendment remain in full force and effect. All fees will be settled or paid as described in the Order unless otherwise specified in this Amendment. In the event of a conflict or inconsistency between this Amendment and the Order, this Amendment controls.

Acknowledged and agreed:

MOA FUNDS CORPORATION	FIS INVESTOR SERVICES LLC

Signature:	Signature:
Name:	Name:
Title:	Title:
Date:	Date:

Account ID: 237996 OID: 01022585
	Prepared for: MoA Funds Corporation	Page 1

A.	Section 2 of Attachment 2 of the Order is deleted in its entirety and replaced with the following:

2.	FEES: The fees in this Section 2 (including all subsections) are accrued daily.

Fee Schedule Elements	MoA Funds
Annual Fee Per CUSIP	N/A
Annual Base Fee	$335,000 (invoiced monthly at $27,916.67 in arrears)
Annual Fee for FIS Online Access Portal (OLA)	$5,250.50
Fund/Account Limits Included in Annual Fees
Annual fees above include up to:
CUSIPs/Funds	35
NSCC Accounts
Direct Accounts
IRA Annual Account Fee*	$15
Fee Schedule Adjustments
Implementation Costs	N/A
Additional per open NSCC Account	$5.29 ($0.44104 per month)
Additional per open Direct Account	$10.46 ($0.87158 per month)
Additional CUSIP fee over 35	$7,875.75 per CUSIP Added to Base ($656.31 per month)
Annual Blue Sky Service Fees Per Permit	$73.50 to be invoiced monthly in arrears.

B.	Section 4 of Attachment 2 of the Order is deleted in its entirety and replaced with the following:

PROFESSIONAL SERVICES’ HOURLY RATE: The Professional Services Hourly Rates in the Order are hereby amended as set forth below:

Project Manager, Director - $194.27/hr

Senior Consultant, Technical Architecture - $194.27/hr

Business Analyst - $173.27/hr

Developer - $157.52/hr

Tester - $152.26/hr

Technical / Business Support - $152.26/hr

[Remainder of this page intentionally blank.]

Account ID: 237996 OID: 01022585
	Prepared for: MoA Funds Corporation	Page 2

C.	ANNEX B TO ATTACHMENT 2: Annex B to Attachment 2 to the Order is deleted in its entirety and replaced with Annex B set forth below:

ANNEX B TO ATTACHMENT 2

FIS shall provide services for the following Funds:

MoA Funds

MOA MONEY MARKET FUND

MOA INTERMEDIATE BOND FUND

MOA CORE BOND FUND

MOA BALANCED FUND

MOA MID CAP EQUITY INDEX FUND

MOA EQUITY INDEX FUND

MOA ALL AMERICA FUND

MOA SMALL CAP GROWTH FUND

MOA SMALL CAP VALUE FUND

MOA MID CAP VALUE FUND

MOA SMALL CAP EQUITY INDEX FUND

MOA INTERNATIONAL FUND

MOA CATHOLIC VALUES INDEX FUND

MOA CONSERVATIVE ALLOCATION FUND

MOA MODERATE ALLOCATION FUND

MOA AGGRESSIVE ALLOCATION FUND

MOA RETIREMENT INCOME FUND

MOA CLEAR PASSAGE 2015 FUND

MOA CLEAR PASSAGE 2020 FUND

MOA CLEAR PASSAGE 2025 FUND

MOA CLEAR PASSAGE 2030 FUND

MOA CLEAR PASSAGE 2035 FUND

MOA CLEAR PASSAGE 2040 FUND

MOA CLEAR PASSAGE 2045 FUND

MOA CLEAR PASSAGE 2050 FUND

MOA CLEAR PASSAGE 2055 FUND

MOA CLEAR PASSAGE 2060 FUND

MOA CLEAR PASSAGE 2065 FUND

Account ID: 237996 OID: 01022585
	Prepared for: MoA Funds Corporation	Page 3